PIMCO CALIFORNIA MUNICIPAL INCOME FUND III

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO California Municipal Income Fund III (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, James A. Jacobson resigned as a Trustee of the Trust, effective as of December 31, 2020;

NOW, THEREFORE, as a result of the foregoing Trustee resignation, the ten (10) Trustees of the Trust are:

T. Matthew Buffington	641 Lexington Avenue, 13th Floor,
New York, New York 10022

Derrick A. Clark	641 Lexington Avenue, 13th Floor,
New York, New York 10022

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	650 Newport Center Drive Newport Beach, CA 92660

Hans W. Kertess	1633 Broadway
New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway
New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 29th day of January, 2021, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan Leshaw
Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO California Municipal Income Fund III (PZC)